Exhibit 99.1

Community Bankers Trust Corporation Announces Approval

For Trading on the NASDAQ Capital Market

February 28, 2013 (Glen Allen, Virginia) – Community Bankers Trust Corporation, the holding company for Essex Bank (the “Company”) (NYSE MKT: BTC), announced today that it has been approved for listing on the NASDAQ Capital Market under the symbol “ESXB”. The Company expects that its common stock will begin trading on the NASDAQ Capital Market on March 14, 2013. The Company’s common stock will continue to trade on the NYSE MKT under the current symbol “BTC” until the market close on March 13, 2013.

Rex L. Smith, III, President and Chief Executive Officer of the Company and the Bank, commented, “We are pleased to announce our listing on the NASDAQ Capital Market. We believe that the move to NASDAQ will improve the visibility of our company, enhance trading liquidity in our shares and provide us with greater exposure to a variety of investors.”

“NASDAQ is pleased to welcome Community Bankers Trust to our family of listed companies, which includes 87 percent of regional and community banks listed on US markets,” said Bob McCooey, Senior Vice President, NASDAQ OMX. “We look forward to our partnership with Essex Bank and to supporting the company and its stockholders in the years to come.”

*      *      *      *      *

About Community Bankers Trust Corporation

The Company is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 13 of which are in Virginia, seven of which are in Maryland and four of which are in Georgia. The Company also operates two loan production offices. Additional information is available on the Company’s website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s  market areas; the ability of the Company to comply with regulatory actions, and the costs associated with doing so; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the Company’s compliance with, and the timing of future reimbursements from the FDIC to the Company under, shared loss agreements with the FDIC; assumptions and estimates that underlie the accounting for loan pools under the shared loss agreements; consumer profiles and spending and savings habits; the securities and credit markets; costs associated with the integration of banking and other internal operations; management’s evaluation of goodwill and other assets on a periodic basis, and any resulting impairment charges, under applicable accounting standards; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: John M. Oakey, III
Executive Vice President and General Counsel
Community Bankers Trust Corporation
804-934-9999